SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest Event reported) August 2, 2002

Digital Recorders, Inc.
(Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	01-13408 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

4018 Patriot Drive, Suite 100, Durham, North Carolina 27703 (Address of principal executive offices) Registrant’s telephone number, including area code (919) 361-2155 1

Item 5. Other Events

     On August 2, 2002, Digital Recorders, Inc. issued a press release announcing that it has consummated privately negotiated sales of a convertible subordinated debenture to Renaissance Capital, shares of its common stock to Lite Vision Corporation and expects to consummate the sale an additional convertible subordinated debenture to a private investor in the near future. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and forms of the definitive agreement governing the consummated sales of securities are attached to this Form 8-K as Exhibits 99.2, 99.3, 99.4 and 99.5.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

99.1	Press Release dated August 2, 2002

99.2	Convertible Loan Agreement dated as of June 22, 2001, by and among Digital Recorders, Inc., Renaissance US Growth & Income Trust PLC and BFSUS Special Opportunities Trust PLC, and Renaissance Capital Group, Inc., as agent for the Lenders. (incorporated by reference from the Company’s Form 8-K, filed with the Securities and Exchange Commission on July 13, 2001)

99.3	Form of First Amendment to Convertible Loan Agreement dated as of June 22, 2001, by and among Digital Recorders, Inc., Renaissance US Growth & Income Trust PLC and BFSUS Special Opportunities Trust PLC, and Renaissance Capital Group, Inc., as agent for the Lenders. (incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on August 8, 2002)

99.4	Form of Digital Recorders, Inc., 8% Convertible Debenture dates July 31, 2002, issued to Frost National Bank, Custodian FBO Renaissance US Growth & Income Trust PLC, Trust No. W00740100. (incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on August 8, 2002)

99.5	Form of Acknowledgment, Agreement and Reaffirmation of Guarantors dated as of June 27, 2001, by Twin Vision of North America, Inc. and Digital Audio Corporation in favor of Renaissance US Growth & Income Trust PLC and BFSUS Special Opportunities Trust PLC. (incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on August 8, 2002)

99.6	Form of Share Purchase Agreement by and between Lite Vision Corporation and Digital Recorders, Inc. (incorporated by reference to the Company's Form 8-K, filed with the Securities and Exchange Commission on August 8, 2002)

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SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 27, 2002	DIGITAL RECORDERS, INC. By: /s/ David L. Turney —————————————— David L. Turney Chairman of the Board, President and Chief Executive Officer

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